EXHIBIT 99-3


                           SABRE HOLDINGS CORPORATION
        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

EDS TRANSACTION

On March 14, 2001 Sabre Holdings Corporation and its wholly-owned subsidiary Sabre Inc. (collectively, the "Company") entered into agreements with Electronic Data Systems Corporation ("EDS") which provide for (i) the sale of the Company's infrastructure outsourcing business and information technology ("IT") infrastructure assets and associated real estate to EDS (the "Asset Purchase Agreement"), (ii) a 10-year contract with EDS to manage the Company's IT systems (the "IT Outsourcing Agreement"), and (iii) agreements between the Company and EDS to jointly market IT services and software solutions to the travel and transportation industries (the "Marketing Agreements"). The Company filed a Form 8-K dated April 19, 2001, reporting the transaction.

Effective on July 1, 2001, the Company and EDS completed the sale of the Company's infrastructure outsourcing contracts, web hosting contracts, and IT infrastructure assets and related real estate to EDS for approximately $661 million in cash, pursuant to the Asset Purchase Agreement. The Company also retains net working capital of approximately $112 million. Up to approximately $31 million of the sale proceeds is contingently refundable to EDS based, in part, upon the amount of revenues received by EDS from US Airways under an outsourcing contract during the 30 months following the close of the transaction. In addition, the Company may receive aggregate additional payments from EDS for these assets ranging from $6 million to $25 million on April 15, 2003 and 2004, depending on the amount of revenues received by EDS under certain other airline outsourcing contracts. The Company has used the cash proceeds from the sale to reduce existing debt.

ACQUISITION OF GETTHERE INC.

On October 17, 2000, the Company completed its acquisition of GetThere Inc. ("GetThere"), pursuant to the terms of an Agreement and Plan of Merger (the "Merger Agreement") dated August 28, 2000. Each outstanding share of GetThere Common Stock was purchased or converted into the right to receive $17.75 per share pursuant to the Merger Agreement. The Company accounted for the acquisition using the purchase method of accounting. The Company filed a Form 8-K and Form 8-K/A dated October 10, 2000, reporting this transaction.

The Company purchased GetThere for a total purchase price of approximately $781 million, consisting of $683 million in cash, $89 million related to the assumption of GetThere stock options, restricted stock and warrants and $9 million in transaction costs.

The acquisition was funded by borrowings by the Company under a Bridge Credit Agreement dated as of October 10, 2000 with Banc of America Securities LLC, as Co-Lead Arranger and Joint Book Manager, Goldman Sachs Credit Partners L.P., as Co-Lead Arranger, Joint Book Manager and Syndication Agent, Morgan Stanley Senior Funding, Inc., as Documentation Agent, Bank of America, N.A., as Administrative Agent, and the lenders party thereto (the "Bridge Lenders"). Pursuant to the terms of the Bridge Credit Agreement, the Bridge Lenders made available to the Company a $865 million unsecured revolving credit facility (the "Bridge Facility"). Proceeds of the Bridge Facility were used for funding the purchase of GetThere Common Stock and repayment of the Company's existing $200 million Bridge Loan Promissory Note dated August 4, 2000. Borrowings of $710 million under the Bridge Facility were repaid on July 2, 2001 using proceeds from the sale of the Company's infrastructure outsourcing business to EDS and existing cash balances.

PRO FORMA FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated balance sheet gives effect to (i) the sale of the infrastructure outsourcing business and IT infrastructure assets and associated real estate and (ii) the expected use of the cash proceeds and existing cash to retire a large portion of the Company's outstanding debt as if such transactions had occurred on March 31, 2001. The unaudited pro forma condensed consolidated statement of operations for the three months ended March 31, 2001 reflect these transactions as if they had occurred on January 1, 2000.

The following unaudited pro forma condensed consolidated statement of operations for the year ending December 31, 2000 gives effect to (i) the acquisition of GetThere, (ii) the sale of the infrastructure outsourcing business and IT infrastructure assets and associated real estate and (iii) the expected use of the cash proceeds and existing cash to retire the Company's outstanding debt as if they had occurred on January 1, 2000. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2000 is based on the statement of operations of the Company for the year ended December 31, 2000, and the results of operations of GetThere for the nine month period ended July 31, 2000. The results of operations of GetThere for the nine month period ended July 31, 2000 were derived from the results of operations for the year ended January 31, 2000, the nine months ended October 31, 1999 and the six months ended July 31, 2000. Differences resulting from the combination of different fiscal periods would not have a significant impact on the pro forma combined results of operations.

The unaudited pro forma condensed consolidated financial statements do not reflect anticipated future savings from the IT Outsourcing Agreement and revenue the Company expects to earn under the Marketing Agreements with EDS. The statements also do not reflect the impact on continuing operations of general and administrative costs which historically have been allocated to the discontinued operations, but which will not be eliminated as a result of the transaction.

For purposes of this presentation, unaudited pro forma adjustments have been made to the historical financial statements to provide information as to how these transactions might have affected the results of the Company. The pro forma information does not purport to be indicative of the results that would have occurred had the transactions actually been in effect for these periods, or of results that may occur in the future. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical consolidated financial statements and notes thereto of the Company as included in Exhibit Number 99.1 to this Form 8-K and the historical financial statements of GetThere Inc. as included in GetThere Inc.'s Form 10-K for the fiscal year ended January 31, 2000, as amended, and Form 10-Q for the period ended July 31, 2000.

                                       SABRE HOLDINGS CORPORATION
                        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                                            MARCH 31, 2001
                                            (IN THOUSANDS)



                                                                      Pro Forma
                                                                     Adjustments
                                                Historical             (Note 1)               Pro Forma
                                             ----------------    -------------------       ---------------
ASSETS
CURRENT ASSETS
    Cash and marketable securities            $     227,900       $        660,772  (a)    $     178,672
                                                                          (710,000) (b)
    Accounts receivable, net                        538,661                                      538,661
    Prepaid expenses                                 92,647                (38,811) (a)           53,836
    Deferred income taxes                            18,434                                       18,434
                                             ----------------    -------------------       ---------------
      Total current assets                          877,642                (88,039)              789,603

Property and equipment                              545,699               (317,306) (a)          228,393
Investments in joint ventures                       161,977                                      161,977
Goodwill and intangible assets, net                 871,880                                      871,880
Deferred income taxes                                  -                    41,814  (c)           41,814
Other assets, net                                   365,207               (165,255) (a)          199,952
                                             ----------------    -------------------       ---------------
        TOTAL ASSETS                          $   2,822,405       $       (528,786)         $  2,293,619
                                             ================    ===================       ===============

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
    Accounts payable                          $     214,674                                 $    214,674
    Notes payable                                   710,000       $       (710,000) (b)             -
    Other accrued liabilities                       339,667                 94,814  (a)          528,026
                                                                            93,545  (c)
                                             ----------------    -------------------       ---------------
      Total current liabilities                   1,264,341               (521,641)              742,700

Deferred income taxes                                51,731                (93,545) (c)             -
                                                                            41,814  (c)
Pensions and other postretirement benefits          115,551                 (8,468) (a)          107,083
Notes payable                                       149,000                                      149,000
Other liabilities                                    63,487                 31,000  (a)           94,487
Minority interest                                   230,510                                      230,510
Commitments and contingencies
STOCKHOLDERS' EQUITY
    Common stock                                      1,322                                        1,322
    Additional paid-in capital                      736,240                                      736,240
    Retained earnings                               213,312                 22,054  (a)          235,366
    Accumulated other comprehensive income           (2,674)                                      (2,674)
    Less treasury stock at cost                        (415)                                        (415)
                                             ----------------    -------------------       ---------------
      Total stockholders' equity                    947,785                 22,054               969,839
                                             ----------------    -------------------       ---------------
      TOTAL LIABILITIES AND
         STOCKHOLDERS' EQUITY                 $   2,822,405       $       (528,786)         $  2,293,619
                                             ================    ===================       ===============


See accompanying notes.

                                  SABRE HOLDINGS CORPORATION
              UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                              THREE MONTHS ENDED MARCH 31, 2001
                          (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                      Pro Forma
                                                                     Adjustments
                                                Historical             (Note 2)               Pro Forma
                                             ----------------    -------------------       ---------------
REVENUES                                      $     573,414                                 $    573,414


OPERATING EXPENSES
    Cost of revenues                                362,858                                      362,858
    Selling, general and administrative             101,195                                      101,195
    Amortization of goodwill and
       intangible assets                             64,500                                       64,500
                                             ----------------                              ---------------
      Total operating expenses                      528,553                                      528,553
                                             ----------------                              ---------------
OPERATING INCOME (LOSS)                              44,861                                       44,861


OTHER INCOME (EXPENSE)
    Interest income                                   3,521                                        3,521
    Interest expense                                (16,193)      $         11,399  (a)           (4,794)
    Other -- net                                     (9,708)                                      (9,708)
                                             ----------------    -------------------       ---------------
      Total other income (expense)                  (22,380)                11,399               (10,981)
MINORITY INTEREST                                     7,787                                        7,787
                                             ----------------    -------------------       ---------------
INCOME FROM CONTINUING OPERATIONS
    BEFORE INCOME TAXES                              30,268                 11,399                41,667
Provision for income taxes                           29,855                  4,360  (b)           34,215
                                             ----------------    -------------------       ---------------
INCOME FROM CONTINUING OPERATIONS             $         413       $          7,039          $      7,452
                                             ================    ===================       ===============

Basic earnings per common share from
      continuing operations                   $         .00                                 $       0.06
                                             ================                              ===============
Diluted earnings per common share from
    continuing operations                     $         .00                                 $       0.06
                                             ================                              ===============
 Weighted average shares used in basic
      per share calculations                        130,847                                      130,847
                                             ================                              ===============
 Weighted average shares used in diluted
      per share calculations                        133,358                                      133,358
                                             ================                              ===============



See accompanying notes.

                                                         SABRE HOLDINGS CORPORATION
                                    UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                                                        YEAR ENDED DECEMBER 31, 2000
                                                  (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                        The Company       GetThere Inc.     GetThere Inc.         Pro Forma
                                         Year ended        Nine Months         Purchase          Adjustments
                                        December 31,        ended July        Accounting         for the EDS
                                            2000             31, 2000        Adjustments         Transaction
                                         Historical         Historical         (Note 3)            (Note 3)           Pro Forma
                                       --------------    ---------------   ----------------     --------------     --------------

REVENUES                                 $ 1,940,734        $  19,906                                               $  1,960,640

OPERATING EXPENSES
  Cost of revenues                         1,317,041           19,321        $    3,546    (a)                         1,339,908
  Selling, general and administrative        341,492           38,220             1,448    (a)                           381,160
  Amortization of goodwill and
    intangible assets                        109,419            2,745           125,260    (b)                           237,424
                                        --------------    ---------------   ----------------                        ---------------
     Total operating expenses              1,767,952           60,286           130,254                                1,958,492
                                        --------------    ---------------   ----------------                        ---------------
OPERATING INCOME (LOSS)                      172,782          (40,380)         (130,254)                                   2,148

OTHER INCOME (EXPENSE)
  Interest income                             16,248            5,720                                                     21,968
  Interest expense                           (31,686)              --           (27,361)   (c)  $    54,625   (e)         (4,422)
  Other - net                                  1,490             (431)                                                     1,059
                                        --------------    ---------------   ----------------    ---------------     ---------------
     Total other income (expense)            (13,948)           5,289           (27,361)             54,625               18,605
MINORITY INTEREST                             30,754               --                                                     30,754
                                        --------------    ---------------   ----------------    ---------------     ---------------
INCOME FROM CONTINUING OPERATIONS
  BEFORE PROVISION FOR INCOME TAXES          189,588          (35,091)         (157,615)             54,625               51,507
Provision for income taxes                    93,483               --           (37,102)   (d)       20,894   (f)         77,275
                                        --------------    ---------------   ----------------    ---------------     ---------------
INCOME (LOSS) FROM CONTINUING
  OPERATIONS                             $    96,105        $ (35,091)       $ (120,513)        $    33,731          $   (25,768)
                                        ==============    ===============   ================    ===============     ===============

Basic earnings (loss) per common
   share from continuing operations      $      0.74                                                                 $     (0.20)
                                        ==============                                                              ===============
Diluted earnings (loss) per common
   share from continuing operations      $      0.74                                                                 $     (0.20)
                                        ==============                                                              ===============
Weighted average shares used in
   basic per share calculations              129,198                                                                     129,198
                                        ==============                                                              ===============

Weighted average shares used in
   diluted per share calculations            129,841                                                                     129,198
                                        ==============                                                              ===============

See accompanying notes.

                           SABRE HOLDINGS CORPORATION
    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


1.   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

     The accompanying unaudited pro forma condensed consolidated balance sheet assumes the proposed sale of the Company's infrastructure outsourcing business and IT infrastructure assets and associated real estate occurred on March 31, 2001 and reflects the following pro forma adjustments:

     a. To record the proposed sale of the infrastructure outsourcing business to EDS as follows:



             Cash proceeds from the sale............................      $  660,772
             Less contingent note...................................         (31,000)
             Book value of the net assets of the discontinued
                operations..........................................        (521,372)
             Liabilities assumed by EDS.............................           2,011
             Estimated transaction costs............................         (74,696)
             Income taxes...........................................         (13,661)
                                                                          ----------
             Pro forma gain as of March 31, 2001, net of income
                taxes...............................................      $   22,054
                                                                          ==========


          Estimated transaction costs include approximately $35 million in professional fees, $16 million for lease obligations for facilities that will no longer be utilized, $16 million in adjustments to employee related liabilities resulting from the transaction and $8 million in other costs.

          The amount of the gain to be recorded upon closing of the transaction with EDS will differ from the pro forma gain above due to changes in the net book value of assets and refinement of estimated costs associated with the transaction.

     b. To record the retirement of existing debt of the Company with the proceeds from the sale and existing cash. Terms of the Bridge Credit Agreement require a payment to be made with the proceeds of the sale of a significant portion of the Company's assets. Accordingly, the debt was fully repaid on July 2, 2001.

     c. To reclassify deferred income tax liabilities to current income taxes payable and deferred tax assets resulting principally from the write-off of certain prepaid software and deferred contract costs associated with options granted to US Airways, and the cost of certain assets sold to EDS which will not be deductible for income tax purposes in the current year.

                           SABRE HOLDINGS CORPORATION
    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)


2. UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 2001

     The accompanying unaudited pro forma condensed consolidated statement of operations for the three months ended March 31, 2001 gives effect to the expected use of the cash proceeds from the sale of the Company's information technology infrastructure outsourcing business and existing cash to retire a large portion of the Company's outstanding debt as if such transactions had occurred on January 1, 2000, and reflects the following pro forma adjustments:

     a. To record the reduction in interest expense from the application of proceeds to retire outstanding debt.

     b. To adjust the provision for income taxes related to continuing operations to reflect the impact of adjustment a. above.

     The unaudited pro forma condensed consolidated financial statements do not reflect anticipated future savings from the IT Outsourcing Agreement and revenue the Company will earn under the Marketing Agreement with EDS as these amounts are not estimable. The statements also do not reflect the impact on continuing operations of general and administrative costs which historically have been allocated to the discontinued operations, but which will not be eliminated as a result of the transaction as this amount is currently not estimable.

3. UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2000

     The accompanying unaudited pro forma condensed consolidated statement of operations for the year ending December 31, 2000 gives effect to (i) the acquisition of GetThere Inc., (ii) the sale of the infrastructure outsourcing business and IT infrastructure assets and associated real estate to EDS and (iii) the expected use of the cash proceeds and existing cash to retire a large portion of the Company's outstanding debt as if they had occurred on January 1, 2000 and reflects the following pro forma adjustments:

     a. To record amortization of unearned stock compensation expense as a result of the assumption of unvested restricted stock and stock options in connection with the acquisition.

     b. To reverse amortization of goodwill and intangible assets recorded by GetThere and to record amortization of goodwill and intangible assets resulting from the acquisition over lives ranging from two to four years.

                           SABRE HOLDINGS CORPORATION
    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

     c. To record interest expense on the additional debt incurred to fund the acquisition. The rate used to calculate interest expense represents a monthly LIBOR plus 75 basis points and ranged from 5.65% to 7.41% over the periods presented. For each 1/8 of 1% increase in interest rates, the impact would be an increase in annual interest expense of approximately $650,000.

     d. To adjust the provision for income taxes related to continuing operations to reflect the impact of adjustments a., b. and c. above.

     e. To record the reduction in interest expense from the application of the proceeds of the EDS transactions to retire outstanding debt.

     f. To adjust the provision for income taxes related to continuing operations to reflect the impact of adjustment e. above.

     The unaudited pro forma condensed consolidated financial statements do not reflect anticipated future savings from the IT Outsourcing Agreement and revenue the Company will earn under the Marketing Agreement with EDS as these amounts are not estimable. The statements also do not reflect the impact on continuing operations of general and administrative costs which historically have been allocated to the discontinued operations, but which will not be eliminated as a result of the transaction as this amount is currently not estimable.